UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8‑K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  July 27, 2016 (July 27, 2016)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Purchase Agreement for the Sale of Total Population Health Services Business

On July 27, 2016, Healthways, Inc., a Delaware corporation (the "Company"), entered into a Membership Interest Purchase Agreement (the "Purchase Agreement") with Sharecare, Inc., a Delaware corporation ("Sharecare"), and Healthways SC, LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of the Company ("Healthways SC"), pursuant to which Sharecare will acquire the total population health services business currently conducted by the Company (the "TPHS Business"). The sale of the TPHS Business will be effected by (i) the contribution by the Company and certain of its subsidiaries of all of the assets used exclusively in the TPHS Business (including the equity interests in certain of the Company's foreign subsidiaries) to Healthways SC and (ii) the subsequent sale to Sharecare of all of the outstanding equity interests in Healthways SC. The consummation of the transactions contemplated by the Purchase Agreement (collectively, the "Transactions"), which is subject to customary closing conditions, is expected to occur on or before August 31, 2016 (the "Closing").

Pursuant to the Purchase Agreement, at the Closing, Sharecare will deliver to the Company an Adjustable Convertible Equity Right (the "ACER") with an initial face value of $30,000,000, which will be convertible into shares of common stock of Sharecare 24 months after the Closing, at an initial conversion price of $249.87 per share, subject to customary adjustment for stock splits, stock dividends and other reorganizations of Sharecare. Additionally, pursuant to the Purchase Agreement, the Company will make the following payments to Sharecare: (i) $25,000,000 in cash at the Closing to fund projected losses of the TPHS Business during the year following the Closing (the "Transition Year"); and (ii) two-thirds of the Company's remaining payment obligations in respect of the purchase price to be paid in connection with the acquisition of additional membership interest in the joint venture between the Company and Gallup Inc. (which obligation is currently expected to result in aggregate payments by the Company of approximately $4,166,667, payable in five equal quarterly installments beginning in the third quarter of the 2016 calendar year and ending in the third quarter of the 2017 calendar year). The Purchase Agreement provides for post-closing adjustments based on (i) net working capital (which may result in a cash payment by the Company to Sharecare in the event of a net working capital deficit, or an increase in the face amount of the ACER in the event of a net working capital surplus), (ii) negative cash flows of the TPHS Business during the Transition Year in excess of $25,000,000 (which may result in a reduction in the face amount of the ACER up to a maximum reduction of $20,000,000), and (iii) any successful claims for indemnification by Sharecare (which may result in a reduction in the face amount of the ACER, unless the Company elects, in its sole discretion, to satisfy any such successful claims with cash payments).

The Purchase Agreement contains certain customary representations and warranties made by the Company and Sharecare. The parties have agreed to various customary covenants, including (but not limited to) covenants regarding the conduct of the TPHS Business prior to the Closing. The Purchase Agreement provides for post-Closing indemnification with respect to breaches of representations, warranties and covenants by the parties, as well as indemnification with respect to certain other matters specified in the Purchase Agreement. The Purchase Agreement also contains non-solicitation and non-competition provisions pursuant to which the Company agreed (i) not to solicit any employees, managers, directors or advisors to terminate their relationships with Healthways SC or its subsidiaries, (ii) not to solicit any customers or suppliers of the TPHS Business to terminate their business relationships with Healthways SC or its subsidiaries and (iii) not to engage in or acquire ownership of certain businesses that are competitive with the TPHS Business, in each case, for a period of two years following the Closing. The Purchase Agreement also contains certain termination rights for each of the Company and Sharecare subject to the conditions set forth in the Purchase Agreement.

In connection with, and as a condition to the Closing, the Purchase Agreement contemplates that the Company will enter into a transition services agreement with Healthways SC, pursuant to which, among other things, the Company will provide, at its cost, (i) certain administrative and information technology services for a limited period of time following the Closing (generally three to six months) and (ii) network solutions services to shared customers for longer periods corresponding to the terms of existing contracts. The Purchase Agreement also contemplates that the parties will enter into certain other ancillary agreements in connection with, and as a condition to the Closing, including office space subleases and a contribution and assumption agreement.

The Purchase Agreement is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. In particular, the representations, warranties and covenants set forth in the Purchase Agreement (i) were made solely for purposes of the Purchase Agreement and the Transactions and solely for the benefit of the contracting parties (except with respect to the rights of specific third parties enumerated in the Purchase Agreement), (ii) may be subject to limitations agreed upon by the contracting parties, including certain disclosure schedules, (iii) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (iv) were made only as of the date(s) specified in the Purchase Agreement, and (v) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement.

Discontinued Operations and Expected Loss

The Company will classify the TPHS Business as held for sale as of June 30, 2016, and the results of the TPHS Business will be presented as discontinued operations in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. Upon the classification of the disposal group as held for sale, under the Financial Accounting Standards Board Accounting Standards Codification ("ASC") 360-10-35, long lived assets held for sale are measured at the lower of carrying amount or fair value less costs to sell.  The Company expects to include a pre-tax loss in the range of $150 million to $160 million within its results of discontinued operations for the quarter ended June 30, 2016 as a result of the application of ASC 360-10-35 to the disposal group comprised of the TPHS Business.  Upon the Closing, the Company will make adjustments required to the previously recorded loss to reflect the specific business terms of the Transactions.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Following the Closing of the Transactions, Alfred Lumsdaine, the Company's Executive Vice President, Chief Financial and Administrative Officer, will accept employment with Sharecare, and in connection with such transition, his Amended and Restated Employment Agreement with the Company, dated November 30, 2012 ("Employment Agreement"), will terminate at the Closing.  Mr. Lumsdaine will remain employed by the Company until September 30, 2016 (the "Separation Date") pursuant to the terms of a Separation and General Release Agreement (the "Separation Agreement") which will become effective at the Closing.
The Separation Agreement will provide that Mr. Lumsdaine will continue to receive his current salary and benefits through the Separation Date and that the Company will not terminate his employment prior to the Separation Date other than for Cause (as such term is defined in the Employment Agreement). Additionally, the Separation Agreement will provide that, in connection with the Transactions, (i) all of the market stock units held by Mr. Lumsdaine will be vested at the target award amount and all options and restricted stock units held by Mr. Lumsdaine will be fully vested, in each case, effective as of the Closing; and (ii) all amounts contributed by the Company under the Company's Amended and Restated Corporate and Subsidiary Capital Accumulation Plan for the benefit of Mr. Lumsdaine will be vested in full as of the Closing.  The Separation Agreement will further provide that Mr. Lumsdaine will be eligible to receive (i) a portion of his short-term cash incentive award for 2016 (the "STI Award") that is based upon his performance against individual performance objectives during the period beginning on January 1, 2016 and ending on June 30, 2016 and (ii) a pro rata portion of the STI Award (pro-rated based on his 2016 eligible earnings through September 30, 2016) that is based upon the achievement by the Company of the adjusted EBITDA target for 2016 established by the Compensation Committee of the Company's Board of Directors, with the actual amount of such payment to be determined after the end of 2016 in accordance with the terms of the applicable short-term incentive program.
The Separation Agreement will also include other customary terms, including a general release by Mr. Lumsdaine of the Company and its affiliates with respect to all liabilities for claims that Mr. Lumsdaine may have as of the effective date of the Separation Agreement, subject to customary exceptions.
Item 8.01.  Other Events.
On July 27, 2016, the Company issued a press release announcing the completion by its Board of Directors of a strategic assessment process and the execution of the Purchase Agreement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Safe Harbor Provisions

This Current Report on Form 8-K contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future, including the Closing. All forward-looking statements are based upon the Company's current expectations, various assumptions and data available from third parties. The Company's expectations and assumptions are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company assumes no obligation to update any such statement.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1	Press Release, dated July 27, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer
Date:  July 27, 2016

EXHIBIT INDEX
Exhibit 99.1	Press Release, dated July 27, 2016